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                                                                     EXHIBIT 3.1

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/11/2000
                                                             001189760 - 2431130

             SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        THE FIRST MARBLEHEAD CORPORATION
                        (Pursuant to Sections 242 & 245)

     The undersigned, being the president of The First Marblehead Corporation, formerly First Marblehead Corporation (the "Corporation"), hereby amends and restates the Corporation's Certificate of Incorporation filed on August 30, 1994 and amended by its Amended and Restated Certificate of Incorporation filed on November 28, 1995 and further amended by its Second Amended and Restated Certificate of Incorporation filed on December 13, 1995 and Third Amended and Restated Certificate of Incorporation filed on June 16, 1997 and Fourth Amended and Restated Certificate of Incorporation filed on March 11, 1998 and Fifth Amended and Restated Certificate of Incorporation filed on February 3, 1999, as follows:

     FIRST.  The name of the Corporation is:  THE FIRST MARBLEHEAD CORPORATION

     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,428,044 shares of Common Stock, $.10 par value per share.

     FIFTH. The name and mailing address of the sole incorporator are as follows:

                NAME                                      MAILING ADDRESS
                ----                                      ---------------
Rodney G. Hoffman                              Deutsch Williams Brooks DeRensis
                                               Holland & Drachman, P.C.
                                               99 Summer Street, 13th Floor
                                               Boston, MA 02110-1235

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     SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

            1. Election of directors need not be by written ballot.

            2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Sixth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     NINTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit.

     EXECUTED at New York, New York on April 4, 2000, as the free act and deed of the corporation under Section (b)(2) of the Delaware General Corporation Law.

                                      /s/ Stephen Anbinder
                                      ---------------------------------
                                      Stephen Anbinder, President

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        THE FIRST MARBLEHEAD CORPORATION

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     The First Marblehead Corporation (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED That Article FOURTH of the Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

                    "FOURTH. That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Certificate of Incorporation (the "Effective Time"), a ten-for-one stock split of the Corporation's common stock shall become effective, pursuant to which each share of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified into ten shares of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent ten shares of common stock from and after the Effective Time. No fractional shares of common stock shall be issued as a result of such reclassification. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the common stock as determined by the Board of Directors of the Corporation.

                         The total number of shares of stock which the
                    Corporation shall have authority to issue is 25,000,000 shares of Common Stock, $.01 par value per share."
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     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 25th day of August, 2003.

                                           THE FIRST MARBLEHEAD CORPORATION



                                           By: /s/ Ralph James
                                               ------------------------
                                               President

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